UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 9, 2005

Sprint Nextel Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Kansas	1-04721	48-0457967
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2001 Edmund Halley Drive , Lega Department , Reston, Virginia		20191
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-433-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 2, 2005 the Human Capital and Compensation Committee of the board of directors of Sprint Nextel Corporation established an interim incentive opportunity for its eligible employees, including executive officers other than Gary D. Forsee and Timothy M. Donahue. The program provides for a potential bonus opportunity of up to 15% of the targeted annual bonus if specified wireless subscriber additions and EBITDA (earnings before interest, taxes, depreciation and amortization) targets of differing weightings for participants in the wireless and the local telecommunications business are met for the period from September 1 to December 31, 2005.

The following table sets forth the maximum bonus for the period from September 1 to December 31, 2005 for each executive officer of Sprint Corporation and Nextel Communications, Inc. that was named in each company’s summary compensation table for 2004, included in the joint proxy statement/prospectus, dated June 10, 2005, filed as part of our registration statement on Form S-4 (Registration Statement No. 333-123333), who is an executive officer of Sprint Nextel participating in the program.

Thomas N. Kelly, Jr., Chief Strategy Officer - $105,000

Leonard J. Kennedy, General Counsel - $ 50,625

Len J. Lauer, Chief Operating Officer - $168,000

Paul N. Saleh, Chief Financial Officer - $ 90,000

Barry J. West, Chief Technology Officer - $ 36,000

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sprint Nextel Corporation

September 9, 2005	By:	Gary D. Begeman

Name: Gary D. Begeman
Title: Vice President